UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2008

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

(Exact name of registrant as specified in Charter)

Nevada _________________________	000-1365354 ____________________	26-2816569 _____________________________
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Economic & Technology Development Zone
Chengxu Village
Shuangcheng Town, Shuangcheng City
Heilongjiang Province, PR

(Address of Principal Executive Offices)

(86) 0451-88355530

 (Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this current report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 22, 2008, Heilongjiang Weikang Bio-Technology Group Co., Ltd. (“Heilongjiang Weikang”), the indirect wholly owned subsidiary of Weikang Bio-Technology Group Co., Inc. (the “Registrant”) completed the acquisition (the “Acquisition”) of 100% of the issued and outstanding equity interests of Tianfang (Guizhou) Pharmaceutical Co., Ltd. (“Tianfang”), a Chinese limited liability company, for the aggregate purchase price of $15,000,000 (the “Consideration”), pursuant to a Stock Transfer Agreement (the “Agreement”) dated and entered into on June 30, 2008 by and among the Heilongjiang Weikang, Tianfang, and Tianfang’s two shareholders, Beijing Shiji Qisheng Trading Co., Ltd., a Chinese limited liability company (“Shiji Qisheng”) and Tri-H Trade (U.S.A.) Co., Ltd., a California corporation (“Tri-H”, and together with Shiji Qisheng collectively as the “Selling Shareholders”).

Heilongjiang Weikang previously made a refundable deposit to Tianfang in the amount of $3,000,000 prior to the for the purpose of accessing and examining the financial books and records of Tianfang. At the closing of the Acquisition, the entire amount of the Deposit was applied toward the Consideration and paid to Tri-H together with $810,000 for Tri-H’s pro rata ownership interests of Tianfang. Additionally, Heilongjiang Weikang issued a promissory note to Shiji Qisheng in the amount of $11,190,000 for Shiji Qisheng’s pro rata ownership interests of Tianfang. The promissory note is without interest, and is payable in two installments, the first due 90 calendar days from the date of the Agreement in the amount of $2,000,000, and the second due on the first anniversary of the Agreement date in the amount of $9,190,000.

Other than in respect to the Acquisition, there is no material relationship between the Registrant, its officers and directors, and Tianfang and the Selling Shareholders.

Item 9.01 Financial Statements and Exhibits

(a)            Financial Statement of Business Acquired. As permitted by Item 9.01(a) (4) of Form 8-K, the Registrant will file the financial statements required by Item 9.01(a) (1) of Form 8-K pursuant to an amendment to this current report on Form 8-K not later than seventy-one (71) calendar days after the date this current report must be filed.

(b)            Pro-Forma Financial Information. As permitted by Item 9.01(b) (2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01 (b) (1) of Form 8-K pursuant to an amendment to this current report on Form 8-K no later than seventy-one (71) calendar days after the date this current report must be filed.

(d)           Exhibits.

Exhibit Number	Description

2.1
Stock Transfer Agreement dated as of June 30, 2008 by and among Heilongjiang Weikang Bio-Technology Group Co., Ltd., Beijing Shiji Qisheng Trading Co., Ltd., Tri-H Trade (U.S.A.) Co., Ltd., and Tianfang (Guizhou) Pharmaceutical Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2008	Weikang Bio-Technology Group Co., Inc.

	By:	/s/ Yin Wang
Yin Wang
Chief Executive Officer